UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

indie Semiconductor, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 5, 2023
Dear Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders of indie Semiconductor, Inc., which will be held virtually on June 21, 2023, commencing at 1:00 p.m., Pacific Time. To attend the Annual Meeting, you must register in advance at www.viewproxy.com/INDI/2023. The meeting can be accessed via the link you receive following registration, where you will be able to listen to the meeting live, submit questions and vote online. Questions related to the Annual Meeting or voting matters can be submitted during the registration process. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
All of our stockholders of record at the close of business on April 24, 2023 are entitled to attend and vote at the Annual Meeting. If you were a beneficial holder as of the record date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must show proof of ownership to attend the Annual Meeting, and you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.
In order to attend or vote at the Annual Meeting, you must register in advance at www.viewproxy.com/INDI/2023 prior to the deadline of June 19, 2023 at 5:00 p.m., Pacific Time. Upon completing your registration, you will receive further instructions via email, including your unique link and event password that will allow you access to the meeting, to submit questions during the meeting and to vote at the meeting. You will not be able to attend the Annual Meeting in person.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and for stockholders of record to vote your shares at the virtual meeting if you wish to do so.
Sincerely yours,

David Aldrich
Chairman of the Board

INDIE SEMICONDUCTOR, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2023

Notice is hereby given that the Annual Meeting of Stockholders of indie Semiconductor, Inc., a Delaware corporation, will be held virtually on June 21, 2023, at 1:00 p.m., Pacific Time. The meeting can be accessed via the link provided following registration where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions beginning on page 2 of the attached Proxy Statement. You will be required to register in advance at www.viewproxy.com/INDI/2023 prior to the deadline of June 19, 2023 at 5:00 p.m., Pacific Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in with the link provided following registration. We believe that a virtual Annual Meeting provides greater access to those who want to attend and therefore have chosen this format over an in-person meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.To elect three Class II directors for terms expiring at the 2026 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), from 250,000,000 to 400,000,000;
3.To approve an amendment to the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 7,000,000 shares;
4.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class II directors (Proposal One), “FOR” the amendment to the Amended and Restated Certificate of Incorporation (Proposal Two), “FOR” the amendment to the 2021 Plan (Proposal Three) and “FOR” ratification of the proposed independent registered public accounting firm (Proposal Four).

This year we are using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive printed copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in indie. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials. We encourage you to review the proxy materials and vote your shares.

Our Board of Directors has fixed the close of business on April 24, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours.

If you were a beneficial holder as of April 24, 2023 (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.

We encourage you to access the Annual Meeting before the start time of 1:00 p.m., Pacific Time, on June 21, 2023. Please allow ample time for online check-in, which will begin at 12:45 p.m., Pacific Time, on June 21, 2023.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “General Information - Voting Methods” beginning on page 4 of the attached Proxy Statement.

By Order of the Board of Directors,

Audrey Wong
Secretary

Aliso Viejo, California
May 5, 2023

i

INDIE SEMICONDUCTOR, INC.
32 Journey
Aliso Viejo, California 92656
(949) 608-0854
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2023
GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors of indie Semiconductor, Inc., a Delaware corporation, for use at our 2023 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 1:00 p.m., Pacific Time, on June 21, 2023. The meeting can be accessed via your unique link and event password provided following registration, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information - Attendance at the Virtual Annual Meeting.” You will be required to register in advance at www.viewproxy.com/INDI/2023 prior to the deadline of June 19, 2023 at 5:00 p.m., Pacific Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in via the link provided following registration.

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. We are a Delaware corporation that is a holding company for ADK LLC, a California limited liability company. ADK LLC is our primary operating entity, and its consolidated subsidiaries include wholly-owned subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Geo Semiconductor LLC, a Delaware limited liability company (as successor-in-interest to Geo Semiconductor Inc., “Geo LLC”), Geo Semiconductor Canada Inc., a corporation incorporated under the laws of Canada, Geo Semiconductor (India) Private Limited, a private limited company incorporated under the laws of India, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, Silicon Radar GmbH, and Symeo GmbH, each a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a corporation incorporated under the laws of Canada, indie Semiconductor Japan KK, a company incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, Ay Dee Kay S.A., a limited liability company incorporated under the laws of Argentina, indie Semiconductor Morocco LLC, a limited liability company incorporated under the laws of Morocco. ADK LLC also has 54.7% voting power over its subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd, Shanghai Ziying Microelectronics Co., Ltd and Suzhou Co Ltd.

As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “indie” and the “Company” and similar references refer to Ay Dee Kay LLC d/b/a indie Semiconductor (“ADK LLC”) and its consolidated subsidiaries. Throughout this Proxy Statement, unless otherwise noted or unless the context otherwise requires, “Thunder Bridge II” refers to Thunder Bridge Acquisition II, Ltd. prior to the consummation of the combination of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement ("MTA"), dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc., ADK LLC, and the other parties named therein. The term “Board” refers to our Board of Directors.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) are available to stockholders at www.viewproxy.com/INDI/2023. On or about May 5, 2023, we will begin mailing to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. If you receive the Notice and you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 21, 2023:

The Notice of Annual Meeting, this Proxy Statement, proxy card and our Annual Report are available for viewing and downloading at www.viewproxy.com/INDI/2023.

Voting Rights

We have two classes of common stock: Class A Common Stock, par value $0.0001 per share ("Class A Common Stock") and Class V common stock, par value $0.0001 per share ("Class V Common Stock", and together with the Class A Common Stock, "Common Stock"), which each has one vote per share. The Class A Common Stock and Class V Common Stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents.

The close of business on April 24, 2023 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 142,658,326 shares of Class A Common Stock and 19,756,328 shares of Class V Common Stock. There are no cumulative voting rights in connection with the election of directors.

Quorum

For each proposal to be considered at the Annual Meeting, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” (as described below) will be treated as present for purposes of determining a quorum.

Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting, provided you have properly pre-registered for the meeting. If you hold unvested shares of restricted stock granted under our equity incentive plan, you will be deemed to be a stockholder of record of those shares.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

Attendance at the Virtual Annual Meeting

The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by clicking on the link provided in your invite, which will be delivered to you via email following registration. In order to participate in the Annual Meeting, you must register in advance at www.viewproxy.com/INDI/2023 by June 19, 2023 at 5:00 p.m., Pacific Time. Upon completing your registration, you will receive further instructions via email, including your unique link and event password that will allow you access to the meeting and to submit questions during the meeting.

To access the Annual Meeting, you will need the event password that will be provided after registration. If you are a holder of record and you have misplaced your event password or virtual control number (which is required if you plan to vote during the Annual Meeting), please email virtualmeeting@viewproxy.com or call 1-866-612-8937 or refer to the trouble shooting directions contained in the link provided to you upon completing the registration process, as well as the link sent to you the day of the meeting.

We encourage you to access the Annual Meeting before the start time of 1:00 p.m., Pacific Time, on June 21, 2023. Please allow ample time for online check-in, which will begin at 12:45 p.m., Pacific Time, on June 21, 2023.

Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting.

Voting Methods

The procedures for voting are as follows:

Stockholder of Record. If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.

•By Mail: To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•Via the Internet: To vote through the internet, go to www.AALvote.com/INDI and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Pacific Time, on June 20, 2023.

•By Telephone: To vote by telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. To be counted, your telephone vote must be received by 11:59 p.m., Pacific Time, on June 20, 2023.

•In Person: To vote in person, attend and vote at the virtual Annual Meeting via the unique link and event password provided following registration, You also will need the virtual control number included on your proxy card to vote during the meeting,

Beneficial Owner. If you are a beneficial owner of shares registered in the name of your broker, trustee, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting. If you have properly submitted a legal proxy, you may vote at the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email to vote during the meeting).

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of three Class II directors for terms expiring at the 2026 Annual Meeting of Stockholders, (2) the adoption and approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock thereunder, (3) the approval of the amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder, (4) ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and (5) such other business as may properly come before the Annual Meeting.

With regard to Proposal One (Election of Directors), shares of Common Stock may be voted for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast with the shares of Class A Common Stock and Class V Common Stock voting together as a single class and the three nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not votes “FOR” a director nominee and therefore will have no effect on the outcome of Proposal One.

With regard to Proposal Two (Amendment to Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of a majority of the total outstanding shares of Common Stock, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to approve the amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock thereunder. Under applicable stock exchange rules, we expect that brokerage firms will have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes (as described below) on this matter. Abstentions and broker non-votes, if there are any, will have the effect of a vote “AGAINST” Proposal Two.

With regard to Proposal Three (Amendment to the 2021 Omnibus Equity Incentive Plan), the affirmative vote of a majority of the holders of shares of Common Stock, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, present or represented at the meeting and voting affirmatively or negatively on the proposal is required to approve the amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder. Abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” the proposal and therefore will have no effect on the outcome of Proposal Three.

With regard to Proposal Four (Auditor Ratification), the affirmative vote of a majority of the holders of shares of Common Stock, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, present or represented at the meeting and voting affirmatively or negatively on the proposal is required to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm. Under applicable stock exchange rules, we expect that brokerage firms will have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes (as described below) on this matter. Abstentions and broker non-votes, if there are any, are not considered votes “FOR” or “AGAINST” the proposal and therefore will have no effect on the outcome of Proposal Four. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the Audit Committee of the Board will reconsider its selection.

Treatment of Voting Instructions

If you provide specific voting instructions, then your shares will be voted as instructed.

If you hold your shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends that you vote “FOR” all the nominees for listed in Proposal One, “FOR” the adoption and approval of the amendment to the Amended and Restated Certificate of Incorporation in Proposal Two, “FOR” the approval of the amendment to the 2021 Plan in Proposal Three and “FOR” ratification of the appointment of the independent registered public accounting firm in Proposal Four, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. if any other matter is properly presented for action at the Annual Meeting, the persons identified as having the authority to vote the proxies will vote on such matters in their own discretion.

If you hold your shares through a broker, trustee or other nominee (i.e. in "street name"), you may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Under applicable stock exchange rules, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal Two (Amendment to Amended and Restated Certificate of Incorporation) and Proposal Four (Auditor Ratification) are expected to be considered routine under applicable stock exchange rules, while each of the other proposals to be submitted to a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, we expect your broker may exercise its discretion to vote on Proposal Two or Proposal Four at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal Two or Proposal Four in the manner directed by your broker, as applicable, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Availability of Proxy Materials

Under rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to instruct stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at www.viewproxy.com/INDI/2023. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.

Costs of Proxy Solicitation

indie will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

Emerging Growth Company Status

We are a "smaller reporting company" and an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As a smaller reporting company and an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a

“smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2024; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board is divided into three classes, each serving staggered, three-year terms:

•our Class I directors are Ichiro Aoki, Jeffrey Owens, and Sonalee Parekh and their current terms expire at the 2025 Annual Meeting of Stockholders;
•our Class II directors are Diane Biagianti, Diane Brink and Karl-Thomas Neumann and their current terms expire at this Annual Meeting of Stockholders; and
•our Class III directors are David Aldrich, Donald McClymont and Peter Kight and their current terms expire at the 2024 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of three Class II directors. Mses Biagianti and Brink, and Dr. Neumann, the nominees listed below, are currently directors of the Company and each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each director elected at the Annual Meeting will serve until the 2026 Annual Meeting and until their successor is elected and qualified. Proxies can be voted for only three nominees.

The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if any nominee is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of indie of the nominees for election as directors and for the continuing directors are set forth below.

Class I Nominees Continuing in Office until the 2025 Annual Meeting of Stockholders

Ichiro Aoki, age 58, serves as indie’s President and as a member of the Board of Directors. He works closely with indie’s executive team and Board to create, update and manage execution of indie’s strategies and technical roadmaps. Prior to co-founding indie in 2012, Dr. Aoki was a co-founder, board member and Chief Architect of Axiom Microdevices, which was subsequently sold to Skyworks Solutions. Previously, Dr. Aoki founded and served as co-CEO of PST Eletronica Ltd. in Brazil, which was later sold to Stoneridge, Inc. Dr. Aoki has developed 35 patents worldwide and has authored numerous IEEE papers, two of them having over 400 citations. He is fluent in Japanese, Portuguese and English. Dr. Aoki holds a Ph.D. and Masters in Electrical Engineering from the California Institute of Technology and a Bachelor of Science in Electrical Engineering from the University of Campinas, Sao Paulo, Brazil. He serves as a California Institute of Technology Electrical Engineering Advisory Council Member and is also a Scientific Advisory Board Member with the California Institute of Technology Space-based Solar Power Project. Dr. Aoki’s extensive knowledge of technology and indie’s products qualifies him for membership on our Board.

Jeffrey Owens, age 68, has been our director since June 2021 and is a retired automotive technology executive. He served as Executive Vice President and CTO of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and President of Delphi Asia Pacific. Mr. Owens also has served as a director of Rogers Corporation (NYSE: ROG) since 2017 and previously served a director of Cypress Semiconductor Corporation from 2017 to 2020. Mr. Owens serves on the Board of Trustees for Kettering University, including as past Chairman. Mr. Owens received a Master’s in Business Administration from Ball State University and a Bachelor’s Degree in Mechanical/Electrical Engineering from Kettering University. He has also completed the Global Executive Program from Duke’s Fuqua School of Business and a Corporate Governance Program from Northwestern’s Kellogg School of Management. Mr. Owens brings to the Board deep experience as a technology and operating executive of a global automotive technology company, which qualifies him for membership on our Board.

Sonalee Parekh, age 50, has been our director since June 2021 and has served since May 2022 as Chief Financial Officer of RingCentral, Inc. (NYSE: RNG), a provider of business cloud communications and contact center solutions. From September 2019 to April 2022, Ms. Parekh served as the Senior Vice President of Corporate Development and Investor Relations at Hewlett Packard Enterprise (“HPE”), a Fortune 500 technology company with approximately $30 billion in revenues. As Senior Vice President. of Corporate Development, Ms. Parekh was responsible for corporate strategy, mergers and acquisitions, strategic investments, business integration and performance management. In her role as Senior Vice President of Investor Relations, Ms. Parekh worked directly with many of the world’s largest institutional investors and asset managers and led HPE’s quarterly earnings process and socially responsible investing strategy. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Barclays Capital and Jefferies International. From July 2016 to April 2019, Ms. Parekh was a Managing Director at Jefferies International, and from July 2014 to July 2016 she was an Executive Director at the Royal Bank of Canada. She currently serves as a board advisor to Bidstack Group. Ms. Parekh earned a Bachelor of Commerce from McGill University and holds a Chartered Accountancy designation and is an alumna of PricewaterhouseCoopers. Ms. Parekh’s experience with operations, management and strategic planning for large global organizations qualifies her for membership on our Board.

Class II Directors for Election for Terms Expiring at the 2023 Annual Meeting of Stockholders

Diane Biagianti, age 60, has been our director since April 2022 and has served since 2020 as senior vice president and general counsel for Glaukos Corporation (NYSE:GKOS), a publicly-traded medical technology and pharmaceutical company. From 2011 to 2020, Ms. Biagianti was Chief Responsibility Officer for Edwards Lifesciences, a global leader in patient-focused medical innovations for structural heart disease and critical care and surgical monitoring, where she was responsible for global ethics and compliance, corporate sustainability and information security. From 2009 to 2011, she served as division vice president, legal section head, upon Abbot Laboratories’ acquisition of Advanced Medical Optics, and from 2002 to 2009, she served in various leadership positions at Advanced Medical Optics, including senior vice president and general counsel. From 1997 to 2002, she served as vice president and assistant general counsel for Experian Information Solutions, Inc. She has also worked as a labor and employment attorney for O’Melveny & Myers LLP and a senior accountant for M.J. Seby & Associates, Ltd., CPAs. Ms. Biagianti earned a juris doctorate from Cornell University and a bachelor’s degree in business administration from the University of Arizona. Ms. Biagianti’s legal and senior management experience with public technology companies qualifies her for membership on our Board.

Diane Brink, age 65, has been our director since June 2021 and is currently an Independent Director for Belden Inc. (NYSE: BDC), where she chairs both the Nominating and Corporate Governance Committee and the Cybersecurity Committee. Ms. Brink also serves as an independent director for Altus Power, Inc. (NYSE: AMPS), a developer, owner and operator of commercial-scale solar facilities, where she is chair of the Compensation Committee and a member of the Audit Committee. Ms. Brink is also a Senior Fellow and Adjunct Professor at the Kellogg School of Management, Northwestern University. Diane retired from IBM in February 2015 after a successful 35-year career. She served as IBM’s Chief Marketing Officer for Global Technology Services from September 2008 to January 2015. Her market-centric approach led to the redesign of the legacy infrastructure services business to a cloud-based, analytics driven services model, establishing market leadership in cloud computing, security, resiliency, and mobility. Ms. Brink has held a variety of senior leadership positions, including leading World Wide Integrated Marketing Communications, managing, promoting and generating demand for the IBM brand. Her leadership in advancing the digital transformation of IBM through digital marketing, social media and e-commerce enabled new revenue sources, new methods of client engagement, and new approaches to sales and marketing. She was Vice President of Marketing and Strategy for IBM Americas, Vice President of Distribution Channels Management, Systems Group and General Manager, IBM Middle Markets, Midwest. In addition to her public company board roles, she has board experience with nonprofit industry institutions including the Association of National Advertisers, the Advanced Energy Research & Technology Center, and the Iona Preparatory School. Ms. Brink currently serves on the Dean’s Council for the College of Engineering & Applied Sciences at Stony Brook University. She is a Governance Fellow with the National Association of Corporate Directors. Ms. Brink holds an MBA in Finance from Fordham University and a BS in Computer Science from Stony Brook University. Ms. Brink’s extensive experience leading, advising and managing public companies qualifies her for membership on our Board.

Karl-Thomas Neumann, age 62, has been our director since June 2021 and has been the CEO and Founder of KTN Investment and Consulting since March 2018. From April 2018 to June 2019, he held a management position at Canoo Inc., an electric vehicles company, where his responsibilities included technology and marketing. From March 2013 to March 2018 he was Executive Vice President & President Europe for General Motors Company, where he was also a member of the GM Executive Committee. Dr. Neumann was previously with Volkswagen AG, where he was CEO and Vice President of Volkswagen Group China in Beijing from September 2010 to August 2012. Prior to that he held a number of management positions at Volkswagen, beginning in 1999 as Head of Research and Director of Electronics Strategy. From 2004 to 2009, Dr. Neumann was a member of the Executive Board at German automotive supplier Continental AG, responsible for the Automotive Systems Division. From August 2008 to September 2009, he was Chairman of the Executive Board of Continental AG. In December 2009, he returned to Volkswagen AG and took over company-wide responsibility for electric propulsion. Since March 2019, he has served as a member of the board of directors of South Korea based Hyundai-Mobis where he serves on the audit committee, the compensation committee and the nominating and corporate governance committee. Dr. Karl-Thomas Neumann holds a Ph.D. in Microelectronics from the University of Duisburg, Germany, as well as a diploma in Electrical Engineering from the University of Dortmund, Germany. He began his professional career at the Fraunhofer Institute as a research engineer before moving to Motorola Semiconductor, where he worked as an engineer and strategy director responsible for the automobile industry. Dr. Neumann’s deep experience with tech and automotive companies and strategic and operational insights qualify him for service on our Board.

Class III Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

David Aldrich, age 66, has been our Chairman since June 2021 and was Chairman of the Board of Skyworks Solutions, Inc., a position he held between 2014 and 2018. Mr. Aldrich also served as Executive Chairman of Skyworks from May 2016 to May 2018. Prior to his appointment as Executive Chairman, Mr. Aldrich had served as Chief Executive Officer of Skyworks since its formation in 2002 via a merger between Alpha Industries and Conexant Systems’ wireless business. Before the creation of Skyworks, he served as President and CEO of Alpha Industries, a position he held since April 2000. He joined Alpha Industries in 1995 as Vice President and Chief Financial Officer and held various management positions in the ensuing years, including President and Chief Operating Officer. Prior to this, he held senior management positions at Adams-Russell and M/A-COM. Mr. Aldrich received a Bachelor of Arts in Political Science from Providence College and a Master’s in Business Administration from the University of Rhode Island. In 2004, he was named Ernst & Young New England Entrepreneur of the Year in the Semiconductor category. In 2014, he was named CEO of the Year by the Massachusetts Technology Leadership Council. In addition, Mr. Aldrich is a board member of Belden (NYSE: BDC), a publicly traded provider of end-to-end signal transmission solutions. He also serves as a board member of Allegro Microsystems, Inc. (NASDAQ: ALGM), a sensing and power semiconductor technology company. From 2017 until its recent acquisition by Cisco Systems, Inc. in 2021, Mr. Aldrich served as a member of the board of directors of Acacia Communications, Inc., a publicly traded optical networking strategy and technology company. Mr. Aldrich’s leadership and management experience as well as his service on boards of directors of public companies qualify him for membership on our Board.

Donald McClymont, age 54, serves as indie’s Chief Executive Officer and is responsible for formulating its strategic vision, ensuring execution of business plans and creating shareholder value. Mr. McClymont also serves on indie’s Board of Directors. Prior to co-founding indie in 2012, he was Vice President of Marketing at Axiom Microdevices, tasked with driving company strategy, developing sales engagements and building key industry partnerships. Prior to Axiom, he was a Product Line Director at Skyworks Solutions/Conexant and a Marketing Manager at Fujitsu. Previously, he was with Thesys (now X-FAB/Melexis), and Wolfson (now Cirrus Logic), as a design engineer. Mr. McClymont holds five patents worldwide and earned a Masters in Engineering Electronics and Electrical from the University of Glasgow. Mr. McClymont’s technical knowledge and his unique understanding of indie Semiconductor’s technology and operations qualify him for membership on our Board.

Peter J. Kight, age 67, has been our director since June 2021 and served as senior special advisor to Thunder Bridge II. Since 2020, he has been a senior special advisor of Thunder Bridge Capital Partners III Inc. From 2018 to 2019, he was a director of Thunder Bridge Acquisition, Ltd. (NASDAQ: TBRG), a blank check company which in July 2019 consummated its initial business combination with Hawk Parent Holdings, LLC, or Repay, an omnichannel payments technology provider; upon such consummation, Mr. Kight remained with the combined company, Repay Holdings Corporation (NASDAQ: RPAY) as chairman of the board of directors. Previously, he was the founder, chairman and CEO of CheckFree (Nasdaq: CKFR), a provider of financial services technology, from 1981 until it was acquired by Fiserv (Nasdaq: FISV) in 2007. He also served as director and vice chairman (2007 to 2010) of Fiserv until 2012. Prior to CheckFree, Mr. Kight was co-chairman, managing partner and senior advisor at Comvest Partners. Since May 2019, he is a board member of Bill.com Holdings, Inc. (NYSE: BILL), a provider of software that digitizes and automates back-office financial operations. Mr. Kight previously served on the boards of directors of Blackbaud (NASDAQ: BLKB), a supplier of software and services specifically designed for nonprofit organizations, from 2014 to 2020, Huntington Bancshares Incorporated (NASDAQ: HBAN), a regional bank holding company, from 2012 to 2020, Akamai Technologies, Inc. (NASDAQ GS: AKAM), distributor of computing solutions and services, from 2004 to 2012, and Manhattan Associates, Inc., (NASDAQ: MANH) a provider of supply chain planning and execution solutions, from 2007 to 2011. Mr. Kight holds more than a dozen patents and publications for electronic banking and payment systems. Mr. Kight’s technical knowledge and extensive experience managing and advising developing and growing companies and experience with public companies qualify him for membership on our Board.

Required Vote and Recommendation of the Board for Proposal One

The affirmative vote of a plurality of the votes cast, with shares of Class A Common Stock and Class V Common Stock voting together as a single class, at the Annual Meeting is required for the election of our directors. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class II directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal One FOR the election of Mses Biagianti and Brink and Dr. Neumann to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO SERVE A THREE-YEAR TERM ON THE BOARD

EXECUTIVE OFFICERS OF INDIE

Our executive officers are appointed annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with indie and selected biographical information for our executive officers. The biographies of Messrs. McClymont and Aoki are provided above under “Proposal One: Election of Directors.”

Name	Age	Position
Donald McClymont	54	Chief Executive Officer and Director
Ichiro Aoki	58	President and Director
Thomas Schiller	52	Chief Financial Officer and EVP of Strategy
Kanwardev Raja Singh Bal	47	Chief Accounting Officer
Steven Machuga	58	Chief Operating Officer

Thomas Schiller serves as indie’s Chief Financial Officer and Executive Vice President of Strategy. In this role, he leads all corporate financing, reporting, investor relations, treasury, tax, as well as merger and acquisition activities. Prior to joining indie in October 2019, Mr. Schiller was Vice President of Marketing at Marvell Semiconductor, from February to October 2019. From July 2002 to February 2019, he was Vice President of Strategy and Corporate Development at Skyworks Solutions. He earned a Masters of Business Administration from the University of Southern California with specialization in Entrepreneurship and Finance, and holds a Bachelor of Arts in Social Sciences with emphasis in Economics and Political Science from the University of California, Irvine. In addition, Mr. Schiller has completed executive education programs at the University of California, Los Angeles and at Suffolk University, Boston.

Kanwardev Raja Singh Bal serves as indie's Chief Accounting Officer. In this role, Mr. Bal leads indie’s accounting and finance operations, and works closely with the Chief Financial Officer to oversee financial reporting, tax, global treasury and internal control activities. From January 2020 to December 2022, Mr. Bal served as Senior Vice President - Finance and Controller of indie. Prior to joining indie in January 2020, Mr. Bal served as Operating Partner and Chief Financial Officer for True North Venture Partners and its wholly-owned portfolio companies from October 2017 and December 2019 and as Vice President and Chief Financial Officer for GT Advanced Technologies from January 2014 and October 2017. Previously, Mr. Bal served as Corporate Controller and Treasurer for Skyworks Solutions, where he held finance roles with increasing responsibility. He also has held finance positions with Lucent Technologies and Ernst & Young. Mr. Bal holds a CPA accounting designation, a Master of Management Analytics from Queen’s University’s Smith School of Business, and a Bachelor of Commerce degree from the University of Ottawa's Telfer School of Management.

Steven Machuga serves as indie’s Chief Operating Officer. He has over 30 years of experience in electronics and semiconductor development and high-volume operations management of the entire supply chain. Prior to joining indie in March 2021, he was Vice President, Worldwide Operations at Skyworks Solutions since 2016. Prior to that, he was Vice President, External Manufacturing Operations & Engineering at Skyworks from 2006. He holds a Masters in Chemical Engineering and Materials Science from the University of Minnesota and a Bachelor of Science in Chemical Engineering, from the University of Connecticut. He holds six U.S. patents and three European patents.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of indie and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our current Code of Ethics and charters for the standing committees of the Board are available on our investor website at investors.indiesemi.com under the heading “Governance.”

Set forth below is information regarding the meetings of the Board during 2022, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board

Board Composition. Our business affairs are managed under the direction of the Board. The Board consists of nine members, seven of whom qualify as independent within the meaning of the corporate governance listing rules of the Nasdaq Stock Market (“Nasdaq”).

Our Board is divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Our Amended and Restated Certificate of Incorporation and bylaws provide that the number of directors on our Board may be changed from time to time by a resolution of our Board. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. The classification of our Board may have the effect of delaying or preventing changes in control of us.

There are no family relationships among any of our directors or officers.

Meetings of the Board. The Board met four times during the fiscal year ended December 31, 2022. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees. Our Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee. The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.indiesemi.com under the heading “Governance.” The committee is responsible for, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•assessing the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;
•reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures;
•reviewing and approving related person transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee met nine times during the fiscal year ended December 31, 2022. The current members of the Audit Committee are Messrs. Aldrich and Owens and Ms. Sonalee Parekh. Ms. Parekh serves as Chairperson of the Audit Committee. Each of the members of our Audit Committee satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. The Board has determined that Ms. Parekh is an “Audit Committee financial expert,” as that term is defined in SEC rules.

Compensation Committee. The Compensation Committee operates under a written charter, a copy of which is available on our investor website at investors.indiesemi.com under the heading “Governance.” The Compensation Committee is responsible for, among other things:

•reviewing, approving and determining the compensation of our officers and key employees;
•evaluate compensation, including equity awards, to directors for service on the Board or any committee thereof and recommend to the full Board the appropriate level of compensation;
•administering our equity compensation plans;
•reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

The Compensation Committee met five times during the fiscal year ended December 31, 2022. The current members of the Compensation Committee are David Aldrich, Diane Brink, Karl-Thomas Neumann and Sonalee Parekh. Mr.Aldrich serves as Chairperson of the Compensation Committee. Each of the members of our Compensation Committee meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. For more information on the Compensation Committee, see “Corporate Governance Policies - Consideration and Determination of Executive and Director Compensation.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our investor website at investors.indiesemi.com under the heading “Governance.” The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of the corporate governance practices and reporting; and
•developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board. Each director is expected to be an individual of high character, mature judgment and integrity. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including term limits or age limits, as well as the director’s past attendance at meetings, participation in and contributions to the activities of the Board and indie and other qualifications and characteristics set forth in the committee’s charter.

The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Ethics.

The Board believes in bringing a diversity of backgrounds and viewpoints to the Board and desires that its directors and nominees possess critical skills and experience in the areas of semiconductor design and marketing, automotive, manufacturing, and finance. The Board also believes having directors of diverse gender, race and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board that best serves the needs of the company and the interests of its stockholders.

The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Secretary together with information about the director candidate and the stockholder making the recommendation that would otherwise be required by the terms of our bylaws if the stockholder was nominating the individual for election to our Board. To be timely, a stockholder’s notice shall be delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The Nominating and Corporate Governance Committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on the Board.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2022. The current members of the Nominating and Corporate Governance Committee are Diane Biagianti, Diane Brink and Peter J. Kight. Diane Brink serves as Chairperson of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules of Nasdaq.

Board Composition and Director Qualifications

We believe our directors possess the appropriate range and depth of expertise and experience to effectively oversee the our operations, risk and long-term strategy. The following Board Diversity Matrix and Board Profile provide a high-level overview of certain personal characteristics, backgrounds, skills and experience of directors serving as of the date of this Proxy Statement.

Board Diversity Matrix
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1*	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities	1*
LGBTQ+
Did Not Disclose Demographic Background

* Director has self-identified as both Asian and Two or More Races or Ethnicities.

Director Independence

Our Class A Common Stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that each of Messrs. Aldrich, Kight, Neumann, and Owens, and Mses. Biagianti, Brink and Parekh are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act. Messrs. Aoki and McClymont are not considered independent due to their positions with the Company.

Our Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors, including the chief executive officer. Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below. The Company and the Board, through the Nominating and Corporate Governance Committee, regularly review and evaluate our corporate governance principles and practices.

Code of Ethics. Our Code of Business Conduct and Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, officers and employees. We also have a Code of Ethics for Principal Financial Officers that applies to our chief executive officer, chief financial officer, controller and other persons performing similar functions that supplements our Code of Ethics. Our Code of Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Code of Ethics is available on our investor website at investors.indiesemi.com under the heading “Governance.” We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of its stakeholders (including its stockholder, employees, customers, business partners and community, and to ensure a common set of expectations as to how the Board and its various committees, individual directors and management should perform their functions. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our investor website at investors.indiesemi.com under the heading “Governance.”

Stock Ownership Requirements. In March 2023, our Board established minimum stock ownership guidelines for non-employee directors and Section 16 executive officers.

Under these guidelines, non-employee directors are required to own shares of Company stock having a value equal to at least five times the base annual cash retainer offered equally to all non-employee directors for service as a director (excluding any retainers paid for service as Chairman of the Board or on a committee). The base annual cash retainer for directors is currently $75,000, and therefore directors are currently required to own Company stock with a value of at least $375,000. These guidelines went into effect on March 16, 2023, and each director is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date a person is appointed as a director of the Company. Directors are required to retain half of the shares of Company stock derived from awards of RSUs that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

These guidelines also require our Chief Executive Officer to own shares of Company stock having a value equal to at least six times his annual base salary, and each of our other Section 16 executive officers to own shares of Company stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested equity awards are not considered owned by the executive for purposes of these guidelines. These guidelines went into effect on March 16, 2023, and each Section 16 executive officer is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date he or she is appointed as a Section 16 executive officer of the Company. Section 16 executive officers are required to retain half of the shares of Company stock derived from equity awards that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

Board Leadership Structure. Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairman, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

Board Evaluation. The Board conducts an annual evaluation of its performance, which is overseen by the Nominating and Corporate Governance Committee. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee. Results of the evaluation are formally presented to the Board.

Board Service Limits. The Board has set a limit on the number of public company boards on which a director may serve to two for our directors who also hold management roles and four for all other directors, including service on the indie Board.

Change of Principal Occupation or Association. When a director’s principal occupation or business association changes substantially during his or her tenure as director, such director is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education. We offer internal and external course selections for new-director orientation as well as continuing education. Directors attend director education programs and report back to the entire Board on key learnings.

Director Attendance at Annual Meetings of Stockholders. Directors are encouraged, but not required, to attend our annual stockholder meetings. Eight of our nine directors attended our 2022 Annual Meeting of Stockholders.

Risk Management and Board Risk Oversight. indie’s management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the risks central to our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our General Counsel and with management, to discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee, and governance related risk from the Nominating and Corporate Governance Committee.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.

Succession Planning. The Board plans for succession to the position of the Chairman of the Board, the position of chief executive officer and other senior management positions to help ensure continuity of leadership. The chief executive officer provides the Board with an assessment of other senior managers and their potential as a suitable successor. The chief executive officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions. The Nominating and Corporate Governance Committee has primary responsibility for developing a succession plan and making recommendations on director succession matters. The Nominating and Corporate Governance Committee will determine the appropriate and desirable mix of characteristics, skills, expertise, diversity and experience for the Board and each of its committees, taking into account the qualifications of both existing directors and opportunities to nominate others for election and in support of the Company’s strategic plan.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses objective evaluation of each executives’ performance and responsibilities, the Chief Executive Officer’s recommendations on the performance of his executive team and overall company performance in its decision-making process. In addition, the Compensation Committee has engaged Aon's Human Capital Solutions practice ("Aon"), an independent compensation consultant to advise regarding the status of indie’s executive officer compensation relative to market competitive practices at comparable benchmark companies. Aon does not provide any additional services to us other than its work advising the Compensation Committee with respect to executive officer compensation, and the Compensation Committee does not believe Aon’s work has raised any conflict of interest.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

•evaluating employee performance;
•preparing information for Compensation Committee meetings;
•establishing business performance targets and objectives;
•providing background information regarding indie’s strategic objectives; and
•recommending salary and incentive levels and equity awards.

From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, the Compensation Committee reviews the performance of indie's Chief Executive Officer and makes recommendations on compensation levels, and indie's Chief Executive Officer reviews the performance of senior management team and makes recommendation on their compensation levels. The General Counsel advises the Compensation Committee on legal matters and prepares documents for the committee’s consideration. In addition, these officers answer questions posed by the Compensation Committee. Also, the Board has delegated authority to indie’s Chief Executive Officer to grant equity awards to employees other than executive officers, subject to certain parameters.

Restrictions on Short Sales or Speculative Transactions by All Directors and Employees. The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our security holders or otherwise give the appearance of impropriety. Therefore, directors, officers, and employees of indie and its affiliates, whether or not in possession of material non-public information, are generally prohibited from: (i) trading in options, warrants, puts and calls or similar instruments on our securities on margin, and (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).

Committee Authority to Retain Independent Advisors. The charter of each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee provides that the committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by indie.

Communications with Directors. Stockholders who would like to send communications to our Board may do so by submitting such communications to our Secretary at indie Semiconductor, Inc., 32 Journey, Aliso Viejo, California 92656.

Stockholders may direct such communications to the Chair, any other individual director or the Board as a group. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board requests that certain items which are unrelated to the duties and responsibilities of the Board be excluded. The Secretary will not forward to the Board junk mail, job inquiries, business solicitations, offensive or otherwise inappropriate materials.

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of indie’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.indiesemi.com, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2022 and particularly with regard to the audited consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during the year ended December 31, 2022, all of which were conducted following the closing of the Business Combination.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Sonalee Parekh, Chairperson
David Aldrich
Jeffrey Owens

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation programs for our named executive officers (identified below). This discussion may contain forward- looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.

Donald McClymont was our principal executive officer for the entirety of fiscal 2022 and fiscal 2021. Our two most highly compensated executive officers that were serving in such capacity at the end of fiscal year 2022 (other than Mr. McClymont) were Ichiro Aoki and Steve Machuga, and we have also voluntarily elected to provide compensation information for certain of our other executive officers.

Therefore, for the fiscal year ended December 31, 2022, our named executive officers were:

•Donald McClymont, Chief Executive Officer;
•Ichiro Aoki, President;
•Thomas Schiller, Chief Financial Officer and Executive Vice President of Strategy; and
•Steven Machuga, Chief Operating Officer
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus (1)(2)	Stock Awards (2)(3)	Option Awards (2)	All Other Compensation (4)	Total
Donald McClymont	2022	$400,000		$241,671	$1,316,424	$422,463	$19,075	$2,399,633
Chief Executive Officer	2021	$220,000		$—	$—	$—	$34,886	$254,886

Ichiro Aoki	2022	$275,000		$72,690	$764,884	$108,914	$6,855	$1,228,343
President	2021	$200,000		$—	$—	$—	$16,080	$216,080

Thomas Schiller	2022	$300,000		$101,955	$493,660	$158,422	$23,418	$1,077,455
Chief Financial Officer	2021	$300,000	0	$—	$—	$—	$47,358	$347,358
and Executive Vice
President of Strategy

Steve Machuga	2022	$330,000		$106,349	$968,536	$174,269	$8,250	$1,587,404
Chief Operating Officer	2021	$316,250		$—	$3,965,708	$—	$40,801	$4,322,759

(1)Each officer is entitled to a target bonus amount based on a percentage of their base salary. The target bonus percentage for each named executive officer is as follows: Mr. McClymont - target bonus equal to 80% of base salary; Mr. Schiller - target bonus equal to 45% of base salary; Mr. Aoki - target bonus equal to 35% of base salary; and Mr. Machuga - target bonus equal to 45% of base salary. In March 2023, based on the Company’s fiscal 2022 performance, the Compensation Committee approved the bonus amounts listed in the table above, to be payable in immediately vested shares of Class A Common Stock to further link the interests of our officers to our stockholders. These awards were granted on April 7, 2023.

(2)The fair value of these awards represents the estimated grant date fair value of the stock awards and option awards as determined under the provisions of ASC 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K.
(3)On August 31, 2022, Messrs. Aoki and Machuga each received a time-based restricted stock unit award (“RSU”) of 50,000 shares of Class A Common Stock that vest in equal annual installments over a four-year period from the grant date. The Compensation Committee approved these grants to encourage retention. The Compensation Committee also considered additional retention grants for the other named executive officers, Messrs. McClymont and Schiller, during the fall of 2022. Such awards, with both performance-based and retentive components, were granted to Messrs. McClymont and Schiller by the Compensation Committee effective as of January 3, 2023 as further detailed in the Company’s Form 8-K filed on December 23, 2023 as part of the Company’s 2023 compensation actions.
(4)Amount consists of Company matching contributions under the 401(k) Plan in the amount of $12,200, $0, $12,000, $8,250 for Messrs. McClymont, Aoki, Schiller and Machuga, respectively. Each named executive officer also was provided with Armadacare, which is an executive medical cost reimbursement program, which program costs $6,875, $6,855, $11,418 and $0 for Messrs. McClymont, Aoki, Schiller and Machuga, respectively, which was paid for by the Company.

Narrative Disclosure to Summary Executive Compensation Table

The following is a brief description of the compensation arrangements we have with each of our named executive officers and other compensation paid to our named executive officers.

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers (the “Employment Agreements”). These agreements govern the terms of their compensation and, in addition, provide for certain payments and benefits in the event of certain qualifying terminations of employment, including a termination of employment in connection with a change in control of the Company. The employment agreements provide each named executive officer with a base salary and a target bonus.

The Employment Agreements also provide that if (i) indie terminates a named executive officer’s employment at any time with Cause (as such term is defined in the Employment Agreement), (ii) the named executive officer voluntarily terminates his employment other than for Good Reason (as such term is defined in the Employment Agreement) or (iii) the named executive officer dies, such named executive officer will be entitled to his base salary accrued through the date of termination of employment. Additionally, if a named executive officer is then serving on the Board, such named executive officer will be required to tender his resignation as a member of the Board if so requested.

Pursuant to the terms of the Employment Agreements, if indie terminates a named executive officer’s employment at any time (A) other than for Cause or (B) due to a Disability (as such term is defined in the Employment Agreement), or if a named executive officer voluntarily terminates his employment for Good Reason (each event constituting “Severance”), then, subject to such named executive officer executing a release of claims in favor of indie, such named executive officer will be entitled to: (a) lump sum payment equal to a sum of a number of months of base salary and target bonus, together with any base salary accrued through the termination date; (b) at the named executive officer’s election, a lump sum payment equal to the value of a number of months of COBRA coverage or direct payment of premiums for health care continuation coverage under the applicable provisions of COBRA (the “COBRA Benefit”); and (c) a number of months of accelerated vesting of all equity awards received from indie prior to such termination of employment (with the vesting for awards subject to performance-based vesting based on the target performance level). Mr. McClymont is entitled to 18 months of his base salary and target bonus, 18 months of the COBRA Benefit and to 12 months of accelerated equity award vesting, while all of the other named executive officers are entitled to 12 months of base salary and target bonus, 12 months of the COBRA Benefit and 6 months of accelerated equity award vesting.

Notwithstanding the foregoing, if any such termination occurs within the period commencing 90 days before, or two years following, the consummation of a Change of Control (as such term is defined in the Employment Agreement) (such event, a “CIC Severance”), then, in lieu of the benefits described above, such named executive officer will be entitled to: (a) a lump sum payment equal to a sum of a number of months of base salary and target bonus, together with any base salary accrued through the termination date; (b) 100% accelerated vesting of all equity awards received from indie prior to such termination of employment (with the vesting for awards subject to performance-based vesting to be at the greater of target or the level earned based on actual performance); (c) the COBRA Benefit for a number of months; and (d) a pro-rata portion of any annual bonus earned based on actual performance for the year of termination of employment. Additionally, if a named executive officer is then serving on the Board, such named executive officer will be required to tender his resignation as a member of the Board if so requested. For the CIC Severance, Mr. McClymont is entitled to 24 months of his base salary and target bonus and 18 months of the COBRA Benefit, while all of the other named executive officers are entitled to 18 months of base salary and target bonus and 18 months of the COBRA Benefit.

2021 Plan

The 2021 Plan is a comprehensive incentive compensation plan that was adopted in June 2021 under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2021 Plan is to help us attract, motivate and retain such persons with awards under the 2021 Plan and thereby enhance shareholder value.

Administration.    The 2021 Plan is administered by the compensation committee of our Board , which consists of three members of our Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of Nasdaq requirements. If a member of the compensation committee is eligible to receive an award under the 2021 Plan, such compensation committee member shall have no authority under the plan with respect to his or her own award. Among other things, the compensation committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Class A Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Class A Common Stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards.    The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and consultants of the Company or its affiliates. The aggregate number of shares of Class A Common Stock reserved under the 2021 Plan is 20,868,750, which will increase to 27,868,750 shares if stockholders approve the share increase under the 2021 Plan contained in Proposal Two. No more than 27,868,750 shares of Class A Common Stock in the aggregate may be issued under the 2021 Plan in connection with incentive stock awards. Shares shall be deemed to have been issued under the 2021 Plan solely to the extent actually issued and delivered pursuant to an award. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan. The 2021 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by our Board. The Board in its discretion may terminate the 2021 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2021 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Stock Options.    The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified stock options” (“NQSOs”).

Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of Class A Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary).

ISOs may only be granted to employees. In addition, the aggregate fair market value of Class A Common Stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

No ISO shall be granted to an employee if, at the time the ISO is granted, such employee owns shares possessing more than ten percent (10%) of our total combined voting power, unless (i) at the time such ISO is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the ISO, and (ii) such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

No ISO shall be granted more than ten (10) years from the earlier of the effective date of the 2021 Plan or the date on which the 2021 Plan was approved by the Thunder Bridge II shareholders.

Stock Appreciation Rights.    A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Class A Common Stock between the date of grant and the date of exercise. The compensation committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the compensation committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. A SAR granted in tandem with a stock option: (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Class A Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.   Performance share and performance unit awards entitle the participant to receive cash or shares of Class A Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The compensation committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards.   A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or Class A Common Stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Class A Common Stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2021 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The compensation committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards.    A restricted stock award is a grant or sale of Class A Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the compensation committee or the Board may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share of Class A Common Stock, or one share of Class A Common Stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares prior to the time the holder shall receive a distribution of shares.

Unrestricted Stock Awards.   An unrestricted stock award is a grant or sale of shares of our Class A Common Stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to us or an affiliate or for other valid consideration.

Change-in-Control Provisions.    The compensation committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Class A Common Stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) to have its time periods accelerated, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change in control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the compensation committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination.   The compensation committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2022.

Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Donald McClymont	1/3/2022	—	$—		24,615	$143,505	—	$—	(1)(6)
Chief Executive Officer	1/3/2022	70,646	$11.69	1/3/2032	—	$—	—	$—	(2)
	1/3/2022	—	$—		—	$—	73,846	$430,522	(3)(6)
Ichiro Aoki	1/3/2022	—	$—		6,346	$36,997	—	$—	(1)(6)
President	1/3/2022	18,213	$11.69	1/3/2032	—	$—	—	$—	(2)
	1/3/2022	—	$—		—	$—	19,038	$110,992	(3)(6)
	8/31/2022	—	$—		50,000	$291,500	—	$—	(1)(6)
Thomas Schiller	1/3/2022	—	$—		9,231	$53,817	—	$—	(1)(6)
Chief Financial Officer	1/3/2022	26,492	$11.69	1/3/2032	—	$—	—	$—	(2)
and Executive Vice	1/3/2022	—	$—		—	$—	27,692	$161,444	(3)(6)
President of Strategy	8/13/2020	—	$—		—	$—	150,585	$877,911	(5)(6)
	8/13/2020	—	$—		—	$—	333,600	$1,944,888	(4)(6)
Steve Machuga	1/3/2022	—	$—		—	$—	17,377	$101,308	(5)(6)
Chief Operating Officer	1/3/2022	—	$—		10,154	$59,198	—	$—	(1)(6)
	1/3/2022	29,142	$11.69	1/3/2032	—	$—	—	$—	(2)
	8/31/2022	—	$—		—	$—	30,462	$177,593	(3)(6)

(1)Time-based RSU award that vests in equal annual installments over a four-year period from the grant date.
(2)Options vest in equal annual installments over a four-year period from the grant date.
(3)Performance-based restricted stock unit ("PRSU") award may be earned and become vested based on the achievement of stock price targets set at $16 (“Threshold Price”), $18 (“Target Price”) and $20 (“Maximum Price”), each based on the average closing price for our Class A Common Stock during any 30 trading day period commencing on the grant date and ending on the three-year anniversary of the grant date. The PRSU awards reported in this table represent shares that may be earned and become vested upon achievement of the Target Price (“Target Shares”). Achievement of the Threshold Price would result in 50% of the Target Shares being earned (“Threshold Shares”) and achievement of the Maximum Price would result in 200% of the target shares being earned (“Maximum Shares”). The actual number of PRSUs that vest for each named executive officer will be based on a straight line continuum calculation between the Threshold Shares and the Target Shares or between the Target Shares and the Maximum Shares. Notwithstanding the foregoing, to the extent the closing price of our Class A Common Stock equals or exceeds an average closing price of $20 per share during any 30 trading day period within the first 24 months of the three-year performance period, the Maximum Number of Shares shall vest on January 3, 2024.
(4)PRSU award vests in its entirety upon the Company’s achievement of at least $150,000,000 in trailing twelve-month revenue.
(5)Time-based RSU award that vests as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.
(6)The fair value of this award represents the valuation of the Class A Common Stock of indie Semiconductor, Inc. as of December 31, 2022 per a market close price of $5.83 per share.

2022 Director Compensation

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to each director for all services rendered in all capacities to our company, or any of its subsidiaries, for the last fiscal year.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Total
David Aldrich	$78,750	$175,003	$253,753
Diane Biagianti (4)	$37,500	$530,250	$567,750
Diane Brink	$78,750	$175,003	$253,753
Peter Kight	$75,000	$175,003	$250,003
Karl-Thomas Neumann	$75,000	$175,003	$250,003
Jeffrey Owens	$75,000	$175,003	$250,003
Sonalee Parekh	$78,750	$175,003	$253,753
William Woodward (5)	$37,500	$—	$37,500

(1)Under our director compensation plan adopted effective June 10, 2021 and subsequently amended from time to time (“Non-Employee Director Compensation Program”), our non-employee directors are each paid an (i) annual cash retainer of $75,000, and (ii) additional cash retainer of $15,000 for each committee chair position. Mr. Aldrich and Mses Brink and Parekh serve as the chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee, respectively. Their fees paid in cash reflect the additional cash retainer paid to committee chairs, prorated from June 22, 2022, when the Non-Employee Director Compensation Program was amended, to the end of the fiscal year.
(2)Under our Non-Employee Director Compensation Program, our non-employee directors are granted an (i) initial equity grant of $225,000 in restricted stock units that vest over three years and (ii) annual equity grant of $175,000 in RSUs that vest over one year with each director being eligible for such annual grant only after one year of service and each such grant being made immediately following our Annual Stockholders’ Meeting each year. On June 22, 2022, each non-employee director received a grant of 26,965 RSUs that had a grant date fair value of $175,003. The RSUs vest upon the earlier of June 22, 2023 or the date of the Company’s 2023 Annual Meeting of Stockholders.
(3)The fair value of these awards represents the grant date fair value of the stock awards as determined under the provisions of ASC 718. Such fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 17 to the Consolidated Financial Statements included in our Report. As of December 31, 2022, each of our non-employee directors held the following unvested restricted stock unit awards:

Name	Outstanding Stock Awards
David Aldrich	76,965
Diane Biagianti	75,000
Diane Brink	76,965
Peter Kight	76,965
Karl-Thomas Neumann	192,031
Jeffrey Owens	76,965
Sonalee Parekh	76,965
(4)Ms. Biagianti joined the Board effective April 1, 2022, and received an initial equity grant of 75,000 restricted stock units, in accordance with the Non-Employee Director Compensation Program in effect at that time. In the table above, $530,250 reflects the grant date fair value of the initial grant under the provisions of ASC 718. The RSUs vest in three equal annual installments beginning April 1, 2022.

(5)Mr. Woodward ceased serving as director effective March 28, 2022. The amount in the table above reflects his compensation paid in fiscal year 2022, pro-rated through March 28, 2022.

Risks Related to Compensation Policies and Practices

The Compensation Committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our company. Although risk-taking is a necessary part of any business, the Compensation Committee focuses on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us. We believe our 2022 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of Common Stock subject to outstanding awards and the number of shares remaining available for future award grants as of December 31, 2022 under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c) (2)
Equity compensation plan approved by security holders	9,610,483	$10.74	10,187,807
Equity compensation plans not approved by security holders	1,214,044	$0.16	—
Totals	10,824,527	$2.62	10,187,807

(1) Outstanding shares under equity compensation plan approved by security holders represents total equity awards issued under equity plans and the 2021 Plan that are in the form of restricted stock units, stock options or similar forms. Outstanding shares under equity compensation plans not approved by security holders represent the TeraXion option assumed by the Company as a result of the acquisition of TERAXION INC. on October 12, 2021.
(2) Of the aggregate number of shares that remained available for future issuance, all were available under the 2021 Plan and may be used for any type of award authorized under the 2021 Plan. This table does not reflect the 7,000,000 additional shares that will be available under the 2021 Plan if shareholders approve Proposal Three.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of our Common Stock by:

•each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Class A Common Stock and Class V Common Stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all Class A Common Stock and Class V Common Stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of Common Stock is based on 142,658,326 shares of our Class A Common Stock and 19,756,328 shares of our Class V Common Stock deemed issued and outstanding as of the record date. Of the 142,658,326 shares of our Class A Common Stock deemed issued as of the record date, 2,340,437 of such shares are the 1,725,000 Sponsor Escrow Shares and 615,437 of such shares are restricted shares of Class A Common Stock that are issued and are considered beneficially owned as of April 24, 2023 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information below excludes the shares underlying outstanding warrants, any shares issuable upon the achievement of any earn-out consideration after the record date, and shares subject to outstanding grants or awards under the 2021 Plan, except to the extent they are exercisable by the holder within 60 days of the record date (in which case they are deemed outstanding for purposes of computing the beneficial ownership of the person holdings such securities, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person).

Unless otherwise noted, the business address of each of the following entities or individuals is 32 Journey, Aliso Viejo, California 92656.

Name and Address of Beneficial Owner	Shares of Class A Common Stock (1)	Shares of Class V Common Stock (2)	% of Total Common Stock (3)
Donald McClymont (4)	55,508	6,001,506	3.8%
Ichiro Aoki	6,341	5,689,362	3.5%
Thomas Schiller (5)	1,281,280	—	*
Steve Machuga	74,044	—	*
David Aldrich (6)	76,965	—	*
Diane Biagianti (6)	25,000	—	*
Diane Brink (6)	76,965	—	*
Peter Kight (6)	2,076,965	—	1.3%
Karl-Thomas Neumann (7)	484,715	—	*
Jeffrey Owens (6)	76,965	—	*
Sonalee Parekh (6)	76,965	—	*
All Executive Officers and Directors as a Group (12 persons):	4,315,533	11,690,868	9.9%

Greater than Five Percent Holders:
Anthem/MIC Strategic Partners LP (8)	12,971,427	—	8.0%
Soros Fund Management LLC (9)	8,752,630	—	5.4%

____________
*Represents less than 1% of the total voting power.
(1)Each individual’s calculation includes shares subject to outstanding grants or awards under the 2021 Plan that are exercisable by the holder within 60 days of April 24, 2023.
(2)Holders owns ADK, LLC units after the Transaction (“Post-Transaction LLC Units”) and a corresponding number of shares of Class V Common Stock and will be entitled to one vote per share of Class V Common Stock. Subject to the terms of the Exchange Agreement, the Post-Transaction LLC Units are exchangeable for shares of Class A Common Stock on a one-for-one basis from and after December 10, 2021. Upon such exchange, the corresponding shares of Class V Common Stock will be cancelled.
(3)Represents the combined percentage of beneficial ownership of Class A Common Stock and Class V Common Stock, which vote together as a single class.
(4)Includes 21,602 shares of Class A Common Stock held directly, 33,906 shares of Class A Common Stock held indirectly through Mr. McClymont’s spouse.
(5)Includes 30,118 shares of Class A Common Stock issuable upon vesting of RSUs within 60 days after April 24, 2023.
(6)Includes 51,965 shares of Class A Common Stock issuable upon vesting of RSUs within 60 days after April 24, 2023.
(7)Includes 40,340 shares of Class A Common Stock issuable upon vesting of RSUs within 60 days after April 24, 2023
(8)Consists of 12,971,427 shares of Class A Common Stock held of record by Anthem/MIC Strategic Partners LP (“ASP”). The address of ASP is 225 Arizona Street, Suite 200, Santa Monica, CA 90401.
(9)Based on information contained in a Schedule 13G filed by Soros Fund Management LLC (“SFM LLC”) and George Soros with the SEC on February 13, 2023, these shares are held for the accounts of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”) and certain other funds/accounts (the "Other Funds/Accounts" and, together with Quantum Partners, the "Accounts"). According to the Schedule 13G, as of December 31, 2022, SFM LLC and George Soros each have shared voting and dispositive power over all 8,752,630 shares of Class A Common Stock. SFM LLC serves as investment manager to the Accounts. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares of Class A Common Stock, held for the Accounts. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the Manager of SFM The address for SFM LLC and George Soros is 250 West 55th Street, 29th Floor, New York, NY 10019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during the year ended December 31, 2022, except for one Form 4 with respect to one transaction for each of Mr. McClymont and Mr. Kight.

RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the approval of our Audit Committee. For this purpose, a related person transaction is defined as any transaction in which we are a participant, the amount involved in the transaction exceeds $120,000 and such person or entity has a direct or indirect material interest in the transaction.

Exchange Agreement
On June 10, 2021 (the “Closing Date”), the Company completed a series of transactions (the “Transaction”) with Thunder Bridge II pursuant to the MTA. In connection with the Transaction, Thunder Bridge Acquisition II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to Thunder Bridge II, and Thunder Bridge II was domesticated into a Delaware corporation and merged with and into a merger subsidiary of Surviving Pubco. On the Closing Date, Surviving PubCo changed its name to indie Semiconductor, Inc., and listed its shares of Class A Common Stock, par value $0.0001 per share on Nasdaq under the symbol “INDI.”

Concurrently with the completion of the Transaction, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including Messrs. Aoki and McClymont, which provides for the exchange of such holders’ Post-Transaction LLC Units into shares of our Class A Common Stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s ADK LLC units after the Transaction (“Post-Transaction LLC Units”) may, from time to time thereafter, exchange all or any portion of their Post-Transaction LLC Units for shares of our Class A Common Stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A Common Stock for any Post-Transaction LLC Units surrendered for exchange, pay an amount in cash per Post-Transaction LLC Units equal to the volume weighted average price of the Class A Common Stock on the date of the receipt of the written notice of the exchange.

Exchange Ratio

The initial exchange ratio was one Post-Transaction LLC Units for one share of Class A Common Stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Transaction LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Post-Transaction LLC Units. If our Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Transaction LLC Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Transaction LLC Units other than through an exchange for shares of Class A Common Stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Transaction LLC Units to exchange their Post-Transaction LLC Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

The Company and each holder of Post-Transaction LLC Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A Common Stock to be issued in the name of another holder).

Tax Receivable Agreement
Concurrently with the completion of the Transaction, Surviving Pubco entered into the Tax Receivable Agreement with certain members of ADK LLC prior to the Transaction (“TRA Parties”).

Holders of ADK LLC units (“LLC Units”) that are party to the Exchange Agreement (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Transaction, exchange their LLC Units for shares of our Class A Common Stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases, adjustments as set forth therein. We intend to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of LLC Units for shares of Class A Common Stock occurs, which we expect will result in increases to the tax basis of ADK LLC’s assets at the time of an exchange of LLC Units. The exchanges are expected to result in increases in the tax basis of ADK LLC’s tangible and intangible assets. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to TRA Parties of LLC Units of 85% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group (as defined in the MTA) and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of us and not of ADK LLC. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of ADK LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger indie Units or distributions with respect to LLC Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement is otherwise accelerated (as described in more detail below). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of ADK LLC at the time of each exchange;
•the price of shares of our Class A Common Stock at the time of each exchange — the increase in any tax deductions, as well as the tax basis increase in other assets of ADK LLC, is directly proportional to the price of shares of our Class A Common Stock at the time of each exchange;
•the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and
•the amount and timing of our income — we will be required to pay 85% of such tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the tax receivable agreement, if we do not have taxable income before the application of tax attributes subject to the Tax Receivable Agreement, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivables Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

•we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;
•to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;
•we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and
•all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of ADK LLC, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by ADK LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by holders of Post-Merger indie Units. The rights of each party under the Tax Receivable Agreement other than us are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement or if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, our (or our successor’s) obligations with respect to exchanged or acquired Post-Merger indie Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (i) that any LLC Units that have not been exchanged are deemed exchanged for the market value of the shares of our Class A Common Stock at the time of termination, (ii) we will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. If we were to elect to terminate the Tax Receivable Agreement at the current time, we estimate that we would be required to pay approximately $97 million to satisfy our total Tax Receivable Agreement liability.

Decisions made by us in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings.

Amended Operating Agreement

Concurrently with the completion of the Transaction, the existing amended and restated limited liability company agreement of ADK LLC was further amended and restated in its entirety to become the Amended Operating Agreement. Below is a summary of some of the provisions of the Amended Operating Agreement.

Rights of the Units

Those who continue to own Post-Transaction LLC Units are entitled to share in the profits and losses of ADK LLC and to receive distributions as and if declared by the managing member of ADK LLC and no voting rights.

Management

The Company, as the manager of ADK LLC, has the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of ADK LLC are managed solely by the manager.

Distributions

The Company, as managing member of ADK LLC may, in its sole discretion, authorize distributions to the ADK LLC members. All such distributions will be made pro rata in accordance with each member’s interest in ADK LLC.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Transaction LLC Units if we, as the sole manager of ADK LLC, reasonably determine that a holder, by reason of holding Post-Transaction LLC Units, will incur an income tax liability. Generally, these tax distributions will be computed based on our estimate of the net taxable income of ADK LLC multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for a corporate resident in California (taking into account the non-deductibility of certain expenses and the character of our income).

Upon the liquidation or winding up of ADK LLC, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Transaction LLC Units, pro rata based on their percentage interests.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the manager for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Post-Transaction LLC Units for our Class A Common Stock pursuant to the Exchange Agreement as described above.

Sponsor Letter Agreement

Simultaneously with the execution of the MTA, Thunder Bridge Acquisition II LLC, a Delaware limited liability company (“Sponsor”) entered into a letter agreement with Thunder Bridge II and ADK LLC (the “Sponsor Letter Agreement”), pursuant to which at the closing of the Transaction the Sponsor deposited with Continental Stock Transfer and Trust, as escrow agent (the “Sponsor Escrow Agent”), the Sponsor Escrow Shares, along with any earnings or proceeds thereon. At any time subsequent to the closing of the Transaction, the Sponsor may liquidate pursuant to its organizational documents and distribute the rights to the Escrow Shares among its members in accordance with its operating agreement, subject to the escrow restrictions. Following this dissolution, Gary Simanson, the managing member of the Sponsor, will have the authority to act on behalf of the Sponsor’s members, subject to the escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares. While the Escrow Shares are held in escrow, the Sponsor’s members have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

Release Escrow Shares

Fifty percent of the Escrow Shares was to be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A Common Stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends). Such condition was satisfied on November 9, 2021. 100% of the remaining Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A Common Stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends).

Additionally, all of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if prior to December 31, 2027, (i) we engage in a going private transaction or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (ii) shares of Class A Common Stock or successor securities cease to be listed on a national securities exchange other than due to a violation of (x) minimum exchange listing requirements (including minimum round lot holder requirements), unless such failure is caused by an action or omission of us with the primary intent to cause, or that would reasonably be expected to cause, the delisting or (y) a minimum price per share requirement or (iii) there is a change of control of us.

In the event that the Escrow Shares (and related escrow property) are not released from escrow prior to December 31, 2027, they will be forfeited to us and cancelled.

Registration Rights Agreements

On the closing of the Transaction, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other indie equity holders, pursuant to which Surviving Pubco registered for resale under the Securities Act shares of Class A Common Stock issued to such parties as consideration in connection with the Transaction, and provided such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie filed with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A Common Stock issued to such stockholders in the TeraXion acquisition.

Other Transactions

Simultaneously with the consummation of the Transaction, the Sponsor converted $1,500,000 principal amount of working capital promissory notes issued to it by Thunder Bridge II into warrants to purchase 1,500,000 shares of our Class A Common Stock pursuant to the terms of such notes. The terms of the Sponsor warrants are substantially the same as our private placement warrants.

The spouse of Donald McClymont, our Chief Executive Officer and member of our Board, is employed by indie as head of the human resources function. She is not one of our executive officers. Her compensation was determined and approved by indie’s independent Compensation Committee without the involvement of Mr. McClymont. Her base salary in fiscal year 2022 was approximately $175,000 per year. She has received and continues to be eligible for benefits, bonus and equity awards on the same general terms and conditions as applicable to employees in similar positions who do not have such a family relationship.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with each of our directors and executive officers, to provide indemnification and reimbursement of expenses to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its officers and directors, which provide indemnification and advancement/reimbursement of expenses to the fullest extent permitted by law.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

On March 16, 2023, our Board approved, subject to stockholder approval, an amendment (the "Amendment") to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), in order to increase the number of authorized shares of our Class A Common Stock from 250,000,000 to 400,000,000. We are not increasing the number of Class V Common Stock or preferred stock.

Our Board determined that the Amendment is advisable and in the best interest of the Company and our stockholders and necessary for general corporate purposes as more fully described below. The Board directed that the proposed Amendment be submitted for adoption and approval by our stockholders at the Annual Meeting and recommends that our stockholders adopt and approve the Amendment at the Annual Meeting.

Form of the Amendment

The proposed Amendment would amend Section 1 of Article IV of our Certificate to read in its entirety as follows:

"Section 1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Company is authorized to issue is 450,000,000 shares, consisting of (i) 400,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 40,000,000 shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”), and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Class A Common Stock, Class V Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Article IV, Section 2(e)(3) below) by the affirmative vote of the holders of capital stock representing a majority in voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL."

The full text of the Amendment is also set forth in the Amended and Restated Certificate of Incorporation set forth in Annex A hereto, which we intend to file with the Secretary of State of the State of Delaware if the Amendment is adopted and approved by the requisite vote of our stockholders.

Description of Common Stock

The Certificate currently authorizes the issuance of 250,000,000 shares of Class A Common Stock, 40,000,000 shares of Class V Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the record date, there were 142,658,326 shares of Class A Common Stock issued and outstanding, 19,756,328 shares of Class V Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. The Amendment would not affect the number of authorized shares of our Class V Common Stock or preferred stock.

As of the record date, we had a total of 90,777,118 shares of Class A Common Stock committed for issuance as follows:
•1,725,000 shares of Class A Common Stock held in escrow pursuant to the terms of the MTA;
•5,000,000 shares reserved for earnout provisions under the MTA;
•1,277,684 shares of Class A Common Stock subject to restricted stock awards issued prior to the adoption of our 2021 Plan;
•11,754,551 shares of Class A Common Stock committed for issuance pursuant to granted, but unvested, equity awards;
•5,046,934 shares of Class A Common Stock reserved for issuance under our equity incentive plans;
•20,096,824 shares of Class A Common Stock reserved for issuance upon exchange of ADK LLC units that are held by certain indie Equity Holders;
•27,400,000 shares of Class A Common Stock reserved for issuance upon exercise of the warrants; and
•18,497,110 shares reserved for general corporate purposes, including shares reserved for convertible debt and indemnity holdback provisions for our recently completed mergers.

Purpose of the Amendment

Our Board believes that the current number of authorized but unissued shares of Class A Common Stock is not adequate to enable us, as the need may arise, to take advantage of market conditions and favorable opportunities involving the issuance of our Class A Common Stock without the delay and expense associated with the holding of a special meeting of our stockholders. The availability of additional authorized Class A Common Stock will provide us with the flexibility in the future to issue shares of our Class A Common Stock for general corporate purposes, such as acquisitions and other strategic transactions, raising additional capital, effecting stock splits, sales of stock or securities convertible into or exercisable for Class A Common Stock, and providing equity incentives to employees, officers and directors. We believe that the Amendment will provide us with additional flexibility to meet business and financing needs as and when they may arise.

As of the date of this Proxy Statement, we have no specific plans, agreements or commitments to issue any shares of Common Stock for which approval of the proposed Amendment is required, except as described herein, although we intend to continue to consider transactions consistent with our business plan from time to time that could result in such issuances. Our Board will determine whether, when and on what terms the issuance of shares of our Class A Common Stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our Class A Common Stock authorized under the Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the Nasdaq Stock Market.

Rights of Additional Authorized Shares of Common Stock

Any newly authorized shares of Class A Common Stock will be identical to the shares of Class A Common Stock now authorized and outstanding. The Amendment will not alter the voting powers or relative rights of the Class A Common Stock.

Potential Adverse Effects of the Amendment

Any future issuance of additional authorized shares of our Class A Common Stock may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding Class A Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Class A Common Stock. Further, the Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company that our Board determines is not in our best interests or in the best interests of our stockholders. Our Board, however, does not intend or view the Amendment as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

Neither the Delaware General Corporation Law, the Certificate, nor our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their Class A Common Stock.

Effectiveness of Amendment

If the Amendment is adopted and approved by the stockholders at the Annual Meeting, the increase to our authorized shares of Class A Common Stock would become effective on the date we file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Required Vote and Recommendation of the Board for Proposal Two

The affirmative vote of the holders of a majority of the total outstanding shares of Common Stock entitled to vote thereon, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required in order to amend the Certificate to increase the number of shares of authorized Class A Common Stock.

Under applicable stock exchange rules, we expect that brokerage firms will have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. Abstentions and broker non-votes, if there are any, will have the same effect as a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A HERETO.

PROPOSAL THREE: APPROVAL OF AMENDMENT TO 2021 OMNIBUS EQUITY INCENTIVE PLAN

On March 16, 2023 our Board approved, subject to stockholder approval, an amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance by an additional 7,000,000 shares, for an aggregate of 27,868,750 shares to be reserved (the “2021 Plan Amendment”). As of the record date, 5,046,934 shares remain available to be granted under the 2021 Plan. Other than adding 7,000,000 additional shares for issuance, the 2021 Plan will not be amended in any way under this Proposal Three.

indie is growing rapidly, with 2022 revenue increasing 129% over the prior year, and employee headcount growing 50% from approximately 400 to over 600 people during fiscal year 2022. We plan to continue our growth by adding critical talent at all levels. The Company has historically been conservative with cash compensation, including paying bonuses in early 2023 for fiscal year 2022 performance in shares. The Company relies on equity to deliver a total compensation package that is compelling in a highly competitive talent marketplace., including issuing performance-based awards to senior executives with vesting tied to key financial, operational, and/or stock price objectives. The 2021 Plan also does not have any automatic or “evergreen” funding provision; as a result, stockholder approval is required for any increase in the shares available for issuance under the 2021 Plan. Currently, all employees, officers and directors of the Company (including all of our named executive officers and non-employee directors), are considered eligible to participate under the 2021 Plan. The closing market price for a share of the Company’s Class A Common Stock as of the record date was $8.70 per share.

Our Board believes that our future success depends on our ability to attract and retain talented employees, directors and officers and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for our Company. The Board believes that equity awards motivate high levels of performance and closely align the interests of employees, directors and officers to our stockholders. Equity also gives employees, directors and officers an opportunity to hold an ownership stake in the Company, and provides an effective means of participation in the success of the Company.

The Board also believes that equity awards are an effective tool that can be used to support potential business objectives designed to enhance stockholder value. indie's growth strategy includes acquiring or investing in businesses that offer complementary products, services and technologies, or enhance our market coverage or technological capabilities. As a rapidly expanding emerging growth company, indie has completed multiple strategic acquisitions of businesses that complement our existing technologies and portfolio of products. In these recent acquisitions, equity awards were a meaningful portion of the transaction consideration and tied to important earn-out provisions, giving indie the means to connect the target businesses' ongoing performance to long-term Company value.

The full text of the 2021 Plan Amendment is attached as Annex B hereto. The following is a brief summary of the material terms of the 2021 Plan, as amended by the 2021 Plan Amendment; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2021 Plan. If the 2021 Plan Amendment is approved, the maximum number of shares available for grant will be increased from 20,868,750 to 27,868,750 shares.

Summary of the 2021 Plan Amendment

Administration. The 2021 Plan is administered by the Compensation Committee of our Board, which consists of four members of our Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of Nasdaq requirements. If a member of the Compensation Committee is eligible to receive an award under the 2021 Plan, such Compensation Committee member shall have no authority under the 2021 Plan with respect to his or her own award. Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployees consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Class A Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Class A Common Stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards. 20,868,750 shares of Class A Common Stock were initially reserved for issuance under the 2021 Plan. As of the record date, 5,046,934 shares remain available to be granted under the 2021 Plan. If the 2021 Plan Amendment is approved, an additional 7,000,000 shares of Class A Common Stock will be available for issuance under the 2021 Plan.

The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and consultants of the Company or its affiliates as well as to future employees hired organically and via acquisition. Shares shall be deemed to have been issued under the 2021 Plan solely to the extent actually issued and delivered pursuant to an award. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan. The 2021 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by our Board. The Board in its discretion may terminate the 2021 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2021 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Stock Options. The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”).

Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of Class A Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary).

ISOs may only be granted to employees. In addition, the aggregate fair market value of Class A Common Stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

No ISO shall be granted to an employee if, at the time the ISO is granted, such employee owns shares possessing more than ten percent (10%) of our total combined voting power, unless (i) at the time such ISO is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the ISO, and (ii) such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

No ISO shall be granted more than ten (10) years from the earlier of the effective date of the 2021 Plan or the date on which the 2021 Plan was approved by the Thunder Bridge II shareholders.

Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Class A Common Stock between the date of grant and the date of exercise. The Compensation Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Compensation Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. A SAR granted in tandem with a stock option: (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Class A Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Performance Shares and Performance Unit Awards. Performance share and performance unit awards entitle the participant to receive cash or shares of Class A Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The Compensation Committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards. A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Class A Common Stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2021 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The Compensation Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards. A restricted stock award is a grant or sale of Class A Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee or the Board may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee or the Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Compensation Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share of Class A Common Stock, or one share of Class A Common Stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares prior to the time the holder shall receive a distribution of shares.

Unrestricted Stock Awards. An unrestricted stock award is a grant or sale of shares of Class A Common Stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to us or an affiliate or for other valid consideration.

Change-in-Control Provisions. The Compensation Committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Class A Common Stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) to have its time periods accelerated, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change in control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the Compensation Committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Certain U.S. Federal Income Tax Consequences of the 2021 Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the 2021 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2021 Plan, or ordinary shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2021 Plan or shares issued thereunder pursuant to the 2021 Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and we generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares.

Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. We generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Plan Benefits

We have not granted awards or committed to grant awards subject to stockholder approval of the 2021 Plan Amendment to any individual or group of individuals. The grant of additional awards under the 2021 Plan Amendment is subject to the discretion of the compensation committee from time to time. If the 2021 Plan Amendment had been in existence in 2022, the Company expects that its award grants for 2022 would not have been substantially different from those actually made in that year under the 2021 Plan. For information regarding share-based awards granted to our named executive officers and non-employee directors during 2022, see the material under the heading “Executive and Director Compensation” above.

Required Vote and Recommendation of the Board for Proposal Three

The affirmative vote of a majority of the holders of shares of Common Stock, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal is required to approve the amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder. Abstentions and a broker non-vote will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2021 OMNIBUS EQUITY INCENTIVE PLAN

PROPOSAL FOUR: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since 2017.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of KPMG will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDITOR FEES

The following table shows the fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by KPMG during those periods.

	2022	2021
Audit Fees(1)	$2,590,000	$1,779,382
Audit-Related Fees(2)	1,780	8,011
Tax Fees(3)	15,000	—
Total	$2,606,780	$1,787,393
____________
(1)Audit Fees. Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements, reviews of unaudited condensed consolidated quarterly financial statements and consent and comfort letter procedures required in connection with the preparation of certain registration statements and securities offering matters.
(2)Audit-Related Fees. Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”
(3)Tax Fees. Tax Fees consist of fees for professional services rendered with respect to tax advice, including tax law interpretation.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

STOCKHOLDER PROPOSALS

To be eligible for inclusion indie's proxy materials for the 2024 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporate Secretary of indie at our principal executive offices no later than the date that is 120 days prior to the date of this year's proxy statement was released to stockholders in connection with the Annual Meeting, or January 5, 2024 and must comply with Rule 14a-8 under the Exchange Act. However, if the 2024 Annual Meeting is held on a date more than 30 days before or after June 21, 2024 (the anniversary date of the 2023 Annual Meeting), stockholder proposals for the 2024 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

If a stockholder intends to nominate an individual for election to our Board at the 2024 Annual Meeting, or wishes to present a proposal at the 2024 Annual Meeting, but does not intend for such proposal to be included the indie's proxy materials for such meeting, our Bylaws require, among other things, timely notice in writing of nomination or proposal. Written notice must be received by the Corporate Secretary of indie no earlier than March 23, 2024 and no later than February 21, 2024. The stockholders’ written notice must include certain information concerning the stockholder and each nominee or proposal to be presented as specified in Article II, Section 8 of our Bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 22, 2024. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from June 21, 2024 (the anniversary date of the 2022 Annual Meeting), a stockholder’s prior written notice must be received by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to the Corporate Secretary of indie at our principal executive offices. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in our Bylaws will not be acted upon at the 2024 Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by applicable SEC rules, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 32 Journey, Aliso Viejo, California 92656, Attn: Secretary or by telephone at (949) 608-0854.

OTHER MATTERS

The Company is not aware of any other matters to be submitted for consideration at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the proxies solicited by the Board to vote the shares represented by them in accordance with the recommendation of the Board.

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INDIE SEMICONDUCTOR, INC.

indie Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY AS FOLLOWS:

1.1The name of the Company is “indie Semiconductor, Inc.”. The original certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on December 4, 2020 under the name Thunder Bridge II Surviving Pubco, Inc., and an amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 10, 2021 (as amended and restated, the “Certificate of Incorporation”).

2.1This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and further amends the provisions of the Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

3.1This Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.1The text of the Certificate of Incorporation is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is “indie Semiconductor, Inc.” (the “Company”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Company’s registered office in the State of Delaware is c/o Corporate Creations Network Inc., 3411 Silverside Road, Tatnall Building #104, in the City of Wilmington, County of New Castle, State of Delaware 19810. The name of the Company’s registered agent at such address is Corporate Creations Network Inc.

ARTICLE III
PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

Section 1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Company is authorized to issue is 450,000,000 shares, consisting of (i) 400,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 40,000,000 shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”), and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Class A Common Stock, Class V Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Article IV, Section 2(e)(3) below) by the affirmative vote of the holders of capital stock representing a majority in voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 2. Common Stock.

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(b) Voting. Subject to the rights of the holders of any series of Preferred Stock, (i) each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and (ii) each holder of Class V Common Stock, as such, shall have the right to one (1) vote per share of Class V Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class V Common Stock, as such, shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Company generally. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock will not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL. There shall be no cumulative voting.

(c) Dividends and Distributions. Subject to the rights of the holders of any series of Preferred Stock, holders of shares of Class A Common Stock will be entitled to receive ratably, in proportion to the number of shares of Class A Common Stock held by them, such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor. Dividends and other distributions shall not be declared or paid on the Class V Common Stock.

(d) Liquidation, Dissolution or Winding Up. Subject to the rights of the holders of Preferred Stock, holders of shares of Class A Common Stock will be entitled to receive ratably, in proportion to the number of shares of Class A Common Stock held by them, the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in this Article IV, Section 2(d), will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets. The holders of shares of Class V Common Stock, as such, shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(e) Transfer. No holder of Class V Common Stock shall be permitted to consummate a sale, pledge, conveyance, hypothecation, assignment or other transfer (“Transfer”) of Class V Common Stock other than as permitted pursuant to that certain Exchange Agreement (the “Exchange Agreement”) entered into by and between the Company and certain members of Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (“ADK”). Any purported Transfer of Class V Common Stock not in accordance with the terms of this Article IV, Section 2(e) shall be void ab initio. The Company may, as a condition to the Transfer or the registration of Transfer of shares of Class V Common Stock, require the furnishing of such affidavits or other proof as it deems necessary to establish whether such Transfer is permitted pursuant to the terms of this Article IV, Section 2(e).

(f) Retirement of Class V Common Stock. In the event that any outstanding share of Class V Common Stock shall cease to be held directly or indirectly by a holder of an LLC Unit (as defined in the Exchange Agreement) as set forth in the books and records of ADK, such share shall automatically and without further action on the part of the Company or any holder of Class V Common Stock be transferred to the Company for no consideration. The Company shall not issue additional shares of Class V Common Stock after the effectiveness of this Certificate of Incorporation.

Section 3. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof; all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

ARTICLE V
MEETINGS OF STOCKHOLDERS

Section 1. General. Subject to the rights of the holders of any series of Preferred Stock, (a) any action required or permitted to be taken by the stockholders of the Company may be taken at a duly called annual or special meeting of stockholders of the Company and (b) special meetings of stockholders of the Company may be called only (i) by the Chairman of the Board (the “Chairman”), (ii) by the Chief Executive Officer of the Company (the “Chief Executive Officer”), or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of Directors that the Company would have if there were no vacancies on the Board. At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article V.

Section 2. Written Consent. Unless otherwise provided in this Amended and Restated Certificate of Incorporation or the Bylaws of the Company, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take action were delivered to the Company.

ARTICLE VI
BOARD OF DIRECTORS

Section 1. General. The business and affairs of the Company will be managed by or under the direction of the Board.

Section 2. Number. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will be fixed from time to time in the manner provided in the Bylaws of the Company.

Section 3. Election and Terms of Service.

(a) Subject to the rights of holders of any series of Preferred Stock to elect Directors, the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

(b) Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Company’s first annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; each director initially assigned to Class II shall serve for a term expiring at the Company’s second annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; and each director initially assigned to Class III shall serve for a term expiring at the Company’s third annual meeting of stockholders held following the time at which the initial classification of the Board becomes effective; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

(c) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting capital stock of the Company present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of a written ballot will be satisfied by a ballot submitted by electronic transmission as long as any such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 4. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Company.

Section 5. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 6. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office at any time, but only for cause, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class.

ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY

To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director of the Company; provided, however, that nothing contained in this Article VII shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. No repeal or modification of this Article VII will adversely affect the protection of any Director of the Company provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director of the Company occurring prior to the effectiveness of such repeal or modification. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VIII
INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified by the Company to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 4 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII will include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) will be made pursuant to this Section 2 only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1 of this Article VIII with respect to the related Proceeding or the absence of any prior determination to the contrary.

Section 3. Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VIII are contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 4. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Company.

Section 5. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article VIII will limit or otherwise affect any such other right or the Company’s power to confer any such other right.

Section 6. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7. No Duplication of Payments. The Company will not be liable under this Article VIII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding voting capital stock of the Company, voting together as a single class, will be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article VII, Article VIII, this Article IX and Article X, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any Article VII, Article VIII and this Article IX will not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE X
FORUM SELECTION

Unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the ”Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XI
SECTION 203

The Company shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Company.

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Annex B

INDIE SEMICONDUCTOR, INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) is to benefit indie Semiconductor, Inc., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.2“Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.3“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4“Board” shall mean the Board of Directors of the Company.

2.5“Base Value” shall have the meaning given to such term in Section 14.2.

2.6“Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or(ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7“Change of Control” shall mean, except as otherwise provided in an Award Agreement, (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control”

shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

a.Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

b.The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

c.The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

d.The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

e.Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Code Section 409A, a Change of Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

2.8    “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.9     “Committee” shall mean a committee of directors selected by the Board as provided in Section 4.1.

2.10    “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11    “Consultant” shall mean any natural person that provides bona fide services as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 of the Securities Act of 1933, as amended.

2.12    “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13    “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.14    “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15    “Effective Date” shall mean June 10, 2021.

2.16    “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17    “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.

2.18    “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.19    “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.20    “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21    “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.22    “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23    “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.24    “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non- qualified Stock Options.

2.25    “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

2.26    “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.27    “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.28    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.

2.29    “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

2.30    “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.32    “Performance Unit Award” or “Performance Unit” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33    “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.33    “Plan” shall mean this indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

2.34    “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.35    “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.36    “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or Shares shall be made to the Holder, based on the number of Units awarded to the Holder.

2.37    “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.38    “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.39    “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.40    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.41    “Shares” or “Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.

2.42    “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.43    “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.44    “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.45    “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.46    “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.47    “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

2.48    “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.49    “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.50    “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

ARTICLE IV
ADMINISTRATION

4.1Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award,(vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant(viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed twenty-seven million, eight hundred sixty-eight thousand, seven hundred and fifty (27,868,750) Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Incentive Stock Options shall not be more than twenty-seven million, eight hundred sixty-eight thousand, seven hundred and fifty (27,868,750) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).

5.2Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1Eligibility. Awards made under the Plan may be granted solely to individuals who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a)The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i)If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii)If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii)If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b)In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs.

6.3Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

ARTICLE VII
OPTIONS

7.1Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

7.3Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

7.4Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

7.5Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. Any substitute Awards granted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.

7.8Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII
RESTRICTED STOCK AWARDS

8.1Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book- entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

8.3Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

9.1Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

10.1Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified vesting schedule. At the time a Restricted Stock Unit Award is made, the Committee shall establish the vesting schedule applicable to such Award. Each Restricted Stock Unit Award may have a different vesting schedule, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

10.3Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive Shares or a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

ARTICLE XI
PERFORMANCE UNIT AWARDS

11.1Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XII
PERFORMANCE STOCK AWARDS

12.1Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.

12.2Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made in accordance with Section 12.3, below. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV
STOCK APPRECIATION RIGHTS

14.1Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b)The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.3     Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a)The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b)The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c)The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e)The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV
RECAPITALIZATION OR REORGANIZATION

1.Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

2.Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

3.Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

4.Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

5.Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

6.No Adjustment for Certain Awards. Except as herein above expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XVI
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

ARTICLE XVII
MISCELLANEOUS

17.1No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board,
(iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

17.4No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

17.5Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under
Section 17.3 hereof.

17.6Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

17.8Clawback Policy. Notwithstanding anything contained herein or in any incentive “performance based” award, Awards under the Plan shall be subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law.

17.9No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Holder to advise such Holder as to the time or manner of exercising any Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any person.

17.10Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. If an Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iv) in no event shall a Holder, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Holder’s separation from service (unless an earlier death), if required by Section 409A. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code. It is the intent of the Company that the provisions of this Plan and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

17.11Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.12Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.13Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.14Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

17.15Subplans. The Board may from time to time establish one or more sub- plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction that is not affected.

17.16Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

17.17No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.18Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES, AND "FOR" PROPOSALS 2, 3, and 4.

NOMINEES:	FOR	WITHHOLD
(1) Diane Biagianti	☐	☐
(2) Diane Brink	☐	☐
(3) Karl-Thomas Neumann	☐	☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER →

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date ____________________

Signature ____________________

Signature (if held jointly) ____________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Indie Semiconductor, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 20, 2023.

CONTROL NUMBER →

PROXY VOTING INSTRUCTIONS

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INTERNET

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

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Call 1 (866) 804-9616

Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.